Exhibit (C)(2)

Project Cardinal Materials for discussion

In terms of tightening policies, we believe the current measures should be tightest in history. Currently mortgage rates are higher, and also mortgage lending restrictions are stricter than 2008. The newly introduced home purchase restrictions are actually one of the most effective and strictest policy announced so far. – BoA Merrill Lynch (Oct 28, 2011) We expect the following to be the key policy trends in 2012: 1) no loosening until prices correct; 2) no more additional tightening measures but fine-tuning of the existing measures is likely; and 3) stability (due to government leadership reshuffles). – BoA Merrill Lynch (Nov 25, 2011) Corporate and industry experts believe that policy measures, in general, have bottomed. But they do not expect an easing near term (in fact, not until mid- or 2H 2012). – BoA Merrill Lynch (Nov 15, 2011) We note that there was a rebound in sales volume after the Golden Week mainly because people are less concerned about further policy tightening. However after the reports on price cut in Shanghai in mid-Oct, more potential buyers now expect price cut in other projects, and market sentiments have worsened again. – J.P.Morgan (Nov 7, 2011) The Central government’s policy stance is likely to remain tight until a broad-based price cut is seen. Although the Central government calls for relaxing lending to SMEs and potentially there could be leakages to the property sector, the regulators may take prompt actions to close the loopholes later on the prevent any asset inflation. At the end, developer may still have to face the limited mortgage quota and lack of property loans at the end of the year, just like the 4Qs in previous years. – J.P.Morgan (Oct 14, 2011) Review of market outlook for China real estate market Research analyst commentaries Home mortgage loan growth 0 1,000 2,000 3,000 4,000 5,000 6,000 7,000 8,000 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 3Q11 0% 50% 100% 150% 200% 250% Outstanding housing mortgage loan (Rmb bn) Growth (% YoY) 0 200 400 600 800 1,000 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 10M11 0 1,000 2,000 3,000 4,000 5,000 6,000 GFA sold Average price With the property market remaining sluggish and the credit environment still tight, we expect developers’ cash flows to deteriorate further, with a higher risk of completion slippages and sellable resource scale-down. We believe the China property market correction has just begun, and completion slippages and sales weakness will likely follow. Therefore, we remain underweight on the China property sector. – Credit Suisse (Nov 24, 2011)

Review of market outlook for China real estate market (continued)

Residential and non-residential building industry


($BN)
15%
16%
11%
7%
$184
$216
$249
$289
$319
$356
$399
$446
$499
$558
$624
$697
$779
5%
6%
7%
7%
7%
7%
7%
7%
7%
08A
09A
10E
11E
12E
13E
14E
15E
16E
17E
18E
19E
20E
Value
Real growth %

Recent updates

- Policy tightening to reduce rate of inflation, alongside the price of housing
- Government's focus on promotion of low-cost housing
- Extension of China's Restriction Purchase Policy in second and third-tier cities - limits purchase of houses to families; companies barred from buying houses
- The China Banking Regulatory Commission lowered the credit limit for commercial property mortgages
- Enhancement of home-ownership registration system to trace owners with properties in different cities to curb multi-city home purchasing
- While the policies helped to decrease residential property sales, rents and capital prices are still increasing and showing no signs of abating in the near future
- Increasing restrictions on residential property have pushed investment in commercial real estate

Macroeconomic factors

- Rapid economic development providing higher disposable income and consumer confidence
- GDP growth of ~9% in 2011
- With inflationary pressures elevated, further monetary tightening is likely, which will undermine the strength of the current investment boom
- However, the key to 2012 is the strength of the export sector, particularly exports to the US
  - US "double-dip" recession would force China into a hard landing
- Massive trade surplus and huge foreign exchange reserves serve as a major cushion against external shocks

Source: BMI, China Real Estate Report, Q4 2011; and Wall Street analyst research.

CREDIT SUISSE
Confidential
2

Summary historical financials (US$MM) FY2009A FY2010A FY2011E Calendar year Mar-09A Jun-09A Sep-09A Dec-09A Mar-10A Jun-10A Sep-10A Dec-10A Mar-11A Jun-11A Sep-11A 2008A 2009A 2010A Cardinal Total revenue $12.2 $19.0 $23.1 $41.3 $27.2 $37.4 $47.2 $62.4 $42.0 $57.2 $69.2 $50.0 $95.7 $174.2 % y-o-y growth 123% 96% 104% 51% 55% 53% 46% 511% 91% 82% Non-GAAP EBIT 5.1 9.3 13.5 19.2 9.7 11.4 16.1 22.0 5.8 15.3 17.8 28.8 47.0 59.2 % margin 42% 49% 58% 46% 36% 31% 34% 35% 14% 27% 26% 57% 49% 34% Eagle Cardinal $15.1 $19.2 $23.4 $40.9 $24.2 $33.8 $43.7 $58.0 $38.1 $52.8 $64.1 $50.0 $86.9 $159.7 Non-cardinal 17.8 44.3 62.8 76.2 47.2 37.4 44.9 67.2 45.2 38.8 45.2 104.4 212.6 196.8 Total revenue 32.8 63.5 86.2 117.1 71.4 71.2 88.6 125.2 83.3 91.6 109.3 154.5 299.5 356.5 Revenue growth (y-o-y) Cardinal 81% 71% 36% 200% 61% 77% 87% 42% 57% 56% 47% 511% 74% 84% Non-cardinal (29%) 40% 184% 201% 166% (16%) (28%) (12%) (4%) 4% 1% (7%) 104% (7%) Total revenue (1%) 48% 119% 201% 118% 12% 3% 7% 17% 29% 23% 28% 94% 19% Non-GAAP EBIT 5.1 26.4 43.0 47.1 25.6 15.6 23.2 36.8 10.3 7.3 7.2 51.4 121.6 101.2 % margin 16% 42% 50% 40% 36% 22% 26% 29% 12% 8% 7% 33% 41% 28% Source: Company filings.

Financial performance by business segment (1) COHT is only acquired by Cardinal in October 2009, thus Cardinal’s revenue in 3Q2009 did not include COHT’s revenue in 3Q2009. Cardinal $41 $23 $27 $37 $47 $62 $42 $57 (US$ MM) $69 Eagle (US$ MM) $86 $117 $71 $71 $89 $125 $83 $92 $109 $20 $22 $17 $18 $22 $30 $18 $18 $23 $3 $6 $5 $6 $7 $4 $8 $7 $14 $14 $19 $25 $21 $31 $40 $2 $8 35% 46% 203% 53% 55% 51% 104% 96% 123% 3Q2009 4Q2009 1Q2010 2Q2010 3Q2010 4Q2010 1Q2011 2Q2011 3Q2011 Real estate consulting and information services Other services COHT Growth rate (y-o-y) $59 $65 $42 $32 $39 $60 $39 $33 $40 $6 $14 $5 $5 $7 $5 $5 $4 $21 $38 $34 $44 $58 $38 $53 $64 $4 $24 119% 23% 118% 12% 3% 7% 17% 29% 201% 3Q2009 4Q2009 1Q2010 2Q2010 3Q2010 4Q2010 1Q2011 2Q2011 3Q2011 Primary RE Agency Secondary RE Brokerage Cardinal Others Growth rate (y-o-y)

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